EXHIBIT 99.1

Contact: Alan Caminiti 914-701-8400

FOR IMMEDIATE RELEASE:

Atlas Air Worldwide Holdings, Inc.
Emerges From Bankruptcy

Service Continued Uninterrupted During Restructuring

Purchase, N.Y., July 28, 2004—Atlas Air Worldwide Holdings, Inc. (Pink Sheets: AAWWV) and its subsidiaries completed their financial restructuring yesterday and emerged from Chapter 11 bankruptcy protection as their Joint Plan of Reorganization became effective. AAWW, the parent company of Atlas Air, Inc. (“Atlas”) and Polar Air Cargo, Inc. (“Polar”), sought Chapter 11 protection in January of this year.

AAWW’s comprehensive financial and operational restructuring program has resulted in the discharge of more than $600 million of pre-petition debt, enhanced profitability through a reduction in operating costs and the elimination of capacity, and reduced financial costs through the restructuring of aircraft-related debt and lease obligations.

As part of its restructuring, AAWW also secured a commitment for exit financing through Wachovia Bank, National Association, and its subsidiary Congress Financial Corporation, that is intended to provide the Company with $60 million in liquidity. In addition, the Company has paid off and retired its debtor-in-possession financing facility obtained from CIT Group and Ableco Finance LLC, an affiliate of Cerberus Capital Management, L.P.

A new Board of Directors, selected as part of the reorganization process, has succeeded the Company’s previous Board. The new Board consists of the following members: Robert F. Agnew; Keith E. Butler; Duncan H. Cocroft; Eugene I. Davis; Jeffrey H. Erickson; James S. Gilmore, III; Herbert J. Lanese; Frederick M. McCorkle; and Wake Smith.

“Our emergence is the culmination of a lot of hard work and begins a new chapter for our airlines, with a renewed organizational strength and focus for us,” said Jeff Erickson, President and Chief Executive Officer of AAWW.

“Our employees did an outstanding job of keeping the business moving forward as our case progressed through the court at a very rapid pace. I am extremely gratified by the fact that, unlike every other airline that has filed for bankruptcy recently, the Company was able to avoid any reductions in employee pay or benefits during the period,” he said. “Indeed, we hit every one of our targets during our time in Chapter 11, and we did so without interruption to the quality of service and reliability expected by our customers.”

Mr. Erickson added, “The continued inspired performance of our people, combined with the steps we have taken to markedly reduce our cost of doing business, leave the Company well positioned to capitalize on the opportunities of an improving economy, as well as to meet future economic challenges.”

Consistent with its Joint Plan of Reorganization confirmed by the U.S. Bankruptcy Court on July 16, 2004, the Company’s prior common stock has been extinguished. New common stock is being issued pursuant to the terms of the Plan.

About AAWW:

AAWW is the parent company of Atlas Air, Inc and Polar Air Cargo, Inc, which together operate the world’s largest fleet of Boeing 747 freighter aircraft. Atlas Air, Inc. is the world’s leading provider of ACMI (aircraft, crew, maintenance and insurance) freighter aircraft to major airlines around the globe. Polar Air Cargo, Inc. is among the world’s leading providers of airport-to-airport freight carriage. Polar operates a global, scheduled-service network and serves substantially all major trade lanes of the world. Through both of its principal subsidiaries, AAWW also provides commercial and military charter services.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of AAWW and its subsidiaries (collectively, the companies) that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to continue as going concerns; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs; financing costs; the cost and availability of war risk insurance; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the companies’ products; pending and future litigation; the commencement of public trading and market acceptance of AAWW’s new common stock; and other risks and uncertainties set forth from time to time in the Company’s reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such statements other than as required by law.

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